                                                                  Exhibit (g)(1)

                     AMENDED AND RESTATED CUSTODY AGREEMENT
                     --------------------------------------


        THIS AGREEMENT is made and entered into as of this 12th day of January, 2005, by and between The Tocqueville Trust, a Massachusetts business trust and The Tocqueville Alexis Trust, a Delaware statutory trust, severally and not jointly (each a "Trust" and together, the "Tocqueville Funds") and U.S. Bank National Association, a national banking association (the "Custodian").

        WHEREAS, the parties desire to add The Tocqueville Alexis Trust to the Custody Agreement by and between The Tocqueville Trust and the Custodian, dated September 12, 1997;

        WHEREAS, The Tocqueville Trust, on behalf of The Tocqueville Gold Fund, and USBFS have entered into a Custodian Agreement, dated June 16, 1998, (together with the Custodian Agreement dated September 12, 1997, the "Prior Agreements") and desire to consolidate the Prior Agreements;

        WHEREAS, this Agreement amends and restates the Prior Agreements;

        WHEREAS, the Tocqueville Funds engage in business as open-end management investment companies and are so registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with each such series of the Tocqueville Funds representing interests in a separate portfolio of securities and other assets;

        WHEREAS, the Tocqueville Funds desire to retain U.S. Bank National Association to act as Custodian for each series of the Tocqueville Funds listed on Exhibit C hereto (as amended from time to time) (each a "Fund");

        WHEREAS, the Tocqueville Funds desire that each Fund's Securities (defined below) and cash be held and administered by the Custodian pursuant to this Agreement; and

        WHEREAS, the Custodian is a bank having the qualifications prescribed in
Section 26(a)(1) of the 1940 Act;

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        1.1 "Authorized Person" means any Officer or other person duly authorized by resolution to give Oral Instructions and Written Instructions on behalf of the


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


                Tocqueville Funds and named in Exhibit A hereto or in such resolutions of the Boards of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

        1.2 "Boards of Trustees" shall mean the Trustees from time to time serving under the Tocqueville Funds' Declarations of Trust, as applicable, as from time to time amended.

        1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

        1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Tocqueville Funds compute the net asset value of Shares of each Fund.

        1.5 "Fund Custody Account" shall mean any of the accounts in the name of the Tocqueville Funds, which is provided for in Section
                3.2 below.

        1.6     "NASD"  shall  mean  The  National   Association  of  Securities
                Dealers, Inc.

        1.7 "Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Tocqueville Funds.

        1.8 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are:
                (i) reasonably believed by the Custodian to have been given by any two Authorized Persons, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Tocqueville Funds shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Tocqueville Funds. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Tocqueville Funds of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

        1.9 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

        1.10 "Securities Depository" shall mean The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

        1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

        1.12 "Shares" shall mean, with respect to a Fund, the units of beneficial interest issued by the Tocqueville Funds on account of each Fund.

        1.13 "Sub-Custodian" shall mean any entity with who the Custodian has entered into a sub-custodial agreement to perform custodial services.

        1.14 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Boards of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.


                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN
                            ------------------------

        2.1 Appointment. The Tocqueville Funds hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of each Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement including any addendum hereto which is incorporated herein and made a part of this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

        2.2 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by The Tocqueville Alexis Trust :

                (a) A  copy  of  the  Declarations  of  Trust  certified  by the
                    Secretary;
                (b) A  copy  of  the  Bylaws  of The  Tocqueville  Alexis  Trust certified by the Secretary;
                (c) A copy of the  resolution  of the Boards of  Trustees of The
                    Tocqueville Alexis Trust appointing the Custodian, certified by the Secretary;
                (d) A copy of the then current Prospectus of each Fund; and

                (e) A  certification  of  the  Chairman  and  Secretary  of  The
                    Tocqueville Alexis Trust setting forth the names and signatures of the current Officers of The Tocqueville Alexis Trust and other Authorized Persons.

        2.3 Notice of Appointment of Dividend and Transfer Agent. The Tocqueville Funds agree to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Tocqueville Funds.


                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

        3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of each Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Tocqueville Funds) and shall be identified as subject to this Agreement.

        3.2 Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Tocqueville Funds coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

        3.3     Appointment of Agents.

                (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of each Fund and to carry out such other provisions of this Agreement and any Addendum as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of each Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians appointed by it as if such actions had been done by the Custodian.

                (b) If, after the initial approval of Sub-Custodians by the Boards of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of each Fund, it will so notify the Tocqueville Funds.

                (c) At the end of each calendar quarter, and at any other time as the Board of Directors shall deem necessary and reasonable, the Custodian shall provide written reports notifying the Boards of Trustees of the placement of the Securities and cash of each Fund with a particular Sub-Custodian and of any material changes in each Fund's arrangements.


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


                (d) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Tocqueville Funds that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of each Fund. The Custodian further warrants that a Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether each Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

                (e) The Custodian shall establish a system to monitor the appropriateness of maintaining each Fund's assets with a particular Sub-Custodian and the contract governing each Fund's arrangements with such Sub-Custodian.

        3.4 Delivery of Assets to Custodian. The Tocqueville Funds shall deliver, or cause to be delivered, to the Custodian all of the Tocqueville Fund's Securities, cash and other investment assets, including (a) all payments of income, payments of principal and capital distributions received by each Fund with respect to such Securities, cash or other assets owned by each Fund at any time during the period of this Agreement, and (b) all cash received by each Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

        3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of each Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

                (a) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

                (b) Securities of each Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

                (c) The records of the Custodian with respect to Securities of each Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to each Fund.

                (d) If Securities purchased by each Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of each Fund. If Securities sold by each Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of each Fund.

                (e) The Custodian shall provide the Tocqueville Funds with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which
                        Securities  of  each  Fund  are  kept)  on the  internal
                        accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

                (f)     Anything   to   the    contrary   in   this    Agreement
                        notwithstanding, the Custodian shall be liable to the Tocqueville Funds for any loss or damage to each Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Tocqueville Funds shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to each Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that each Fund has not been made whole for any such loss or damage.

                (g)     With respect to its responsibilities  under this Section
                        3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Tocqueville Funds that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets; (ii) provide, promptly upon request by the Tocqueville Funds, such reports as are available concerning the Custodian's internal accounting controls and financial strength; and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

        3.6 Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from each Fund Custody Account but only in the following cases:

                (a) For the purchase of Securities for each Fund but only in accordance with Section 4.1 of this Agreement and only
                        (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in
                        Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of each Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Tocqueville Funds and a bank which is a member of the Federal Reserve System or between the Tocqueville Funds and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

                (b)     In   connection   with  the   conversion,   exchange  or
                        surrender, as set forth in Section 3.7(f) below, of Securities owned by each Fund;

                (c) For the payment of any dividends or capital gain distributions declared by each Fund;

                (d) In payment of the redemption price of Shares as provided in Section 5.1 below;

                (e) For the payment of any expense or liability incurred by each Fund, including but not limited to the following payments for the account of each Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of each Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

                (f) For transfer in accordance with the provisions of any agreement among the Tocqueville Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by each Fund;

                (g) For transfer in accordance with the provision of any agreement among the Tocqueville Funds, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by each Fund;

                (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

                (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Boards of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

        3.7 Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from each Fund Custody Account but only in the following cases:

                (a) Upon the sale of Securities for the account of each Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

                (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

                (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of each Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                (d) To the issuer thereof or its agent (i) for transfer into the name of each Fund, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

                (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

                (f) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

                (g)     Upon  receipt  of  payment  therefor   pursuant  to  any
                        repurchase or reverse repurchase agreement entered into by each Fund;

                (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

                (i) For delivery in connection with any loans of Securities of each Fund, but only against receipt of such collateral as the Tocqueville Funds shall have specified to the Custodian in Proper Instructions;

                (j) For delivery as security in connection with any borrowings by each Fund requiring a pledge of assets by the Tocqueville Funds, but only against receipt by the Custodian of the amounts borrowed;

                (k)     Pursuant  to  any   authorized   plan  of   liquidation,
                        reorganization,       merger,      consolidation      or
                        recapitalization of the Tocqueville Funds;

                (l) For delivery in accordance with the provisions of any agreement among the Tocqueville Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by each Fund;

                (m) For delivery in accordance with the provisions of any agreement among the Tocqueville Funds, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by each Fund; or

                (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Boards of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

        3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Tocqueville Funds, the Custodian shall with respect to all Securities held for each Fund:

                (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which each Fund is entitled either by law or pursuant to custom in the securities business;

                (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

                (c) Endorse for collection, in the name of each Fund, checks, drafts and other negotiable instruments;

                (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

                (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Tocqueville Funds at such time, in such manner and containing such information as is prescribed by the IRS;

                (f) Hold for each Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of each Fund; and

                (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of each Fund.

        3.9 Registration and Transfer of Securities. All Securities held for each Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for each Fund may be registered in the name of each Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Tocqueville Funds shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of each Fund.

        3.10    Records.

                (a) The Custodian shall maintain, for each Fund, complete and accurate records with respect to Securities, cash or other property held for each Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and
                        (E) dividends  receivable and interest  receivable;  and
                        (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund as the Tocqueville Funds shall reasonably request, or as may be required by the 1940 Act, including, but not limited to,
                        Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

                (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Tocqueville Funds and in compliance with rules and regulations of the Securities and Exchange Commission,
                        (ii) be the property of the Tocqueville Funds and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the
                        Tocqueville Funds and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

        3.11 Fund Reports by Custodian. The Custodian shall furnish the Tocqueville Funds with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Tocqueville Funds with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for each Fund under this Agreement. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Tocqueville Funds

        3.12 Other Reports by Custodian. The Custodian shall provide the Tocqueville Funds with such reports, as the Tocqueville Funds may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above.

        3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of each Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Tocqueville Funds such proxies, all proxy soliciting materials and all notices relating to such Securities.

        3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Tocqueville Funds all information received by the Custodian and pertaining to Securities being held by each Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Tocqueville Funds desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Tocqueville Funds shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action or in circumstances beyond the Tocqueville Funds control, within a reasonable time after receipt by the Tocqueville Funds. The Tocqueville Funds will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.


                                   ARTICLE IV
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                  --------------------------------------------

        4.1 Purchase of Securities. Promptly upon each purchase of Securities for each Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by each Fund pay out of the moneys held for the account of each Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for each Fund, if in the Fund Custody Account there is insufficient cash available to each Fund for which such purchase was made.

        4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for each Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to each Fund for such Securities.

        4.3 Sale of Securities. Promptly upon each sale of Securities by each Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement,
                (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to each Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

        4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, each Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

        4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit each Fund Custody Account, prior to actual receipt of final payment thereof, with
                (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of each Fund, and (iii) income from cash, Securities or other assets of each Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit each Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon written demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

        4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Tocqueville Funds to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon written demand made by Custodian.

                                    ARTICLE V
                            REDEMPTION OF FUND SHARES
                            -------------------------

        5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Tocqueville Funds may designate with respect to such amount in such Proper Instructions.

        5.2 No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS
                               -------------------

        Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

                (a) in accordance with the provisions of any agreement among the Tocqueville Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by each Fund,

                (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by each Fund or in connection with financial futures contracts (or options thereon) purchased or sold by each Fund,

                (c) which constitute collateral for loans of Securities made by each Fund,

                (d) for purposes of compliance by each Fund with requirements under the 1940 Act and Securities and Exchange Commission guidelines for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions and other types of leveraged transactions, and

                (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Boards of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

        Each segregated account established under this Article VI shall be established and maintained for each Fund only. All Proper Instructions relating to a segregated account shall specify each Fund.

                                   ARTICLE VII
                            CONCERNING THE CUSTODIAN
                            ------------------------

        7.1 Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Tocqueville Funds or any Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Tocqueville Funds of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Tocqueville Funds or each Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Tocqueville Funds' charter documents or by-laws, or its investment objectives and policies as then in effect except to the extent of any obligations the Custodian has pursuant to this Agreement.

        7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to each Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

        7.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

        7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for each Fund if such Securities are in default or payment is not made after due demand or presentation.

        7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

        7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

        7.7 Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Tocqueville Funds to keep the books of account of each Fund and/or compute the value of the assets of each Fund. The
                Custodian shall take all such reasonable actions as the Tocqueville Funds may from time to time request to enable the Tocqueville Funds to obtain, from year to year, favorable opinions from the Tocqueville Funds' independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Tocqueville Funds' reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Tocqueville Funds of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

        8.1 Indemnification by Tocqueville Funds. Each Tocqueville Fund shall indemnify and hold harmless, severally and not jointly, the Custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability
                (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Tocqueville Funds, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement provided that the Custodian shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's negligence, bad faith or willful misconduct.

        8.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Tocqueville Funds from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian.


        8.3 Security. If the Custodian advances cash or Securities to each Fund for any purpose, either at the Tocqueville Funds' request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of each Fund shall be security therefore.

                                   ARTICLE IX
                          EFFECTIVE PERIOD; TERMINATION
                          -----------------------------

        9.1 Effective Period. This Agreement shall become effective on February 28, 2005 and shall continue in full force and effect until terminated as hereinafter provided.

        9.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty
                (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Boards of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by each Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of each Fund at the successor custodian, provided that the Tocqueville Funds shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement, except to the extent certain provisions survive termination of the Agreement. The Tocqueville Funds may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. The termination of this Agreement with respect to any one Trust will not cause the Agreement's termination with respect to any other Trust.

        9.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Tocqueville Funds on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for each Fund at such bank or trust company all Securities of each Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement, except to the extent certain provisions survive termination of the Agreement.

                                    ARTICLE X
                            COMPENSATION OF CUSTODIAN
                            -------------------------

        The Custodian shall be entitled to compensation as agreed upon from time to time by the Tocqueville Funds and the Custodian. The fees and other charges in effect on the date hereof and applicable to each Fund are set forth in Exhibit D attached hereto. Notwithstanding anything to the contrary, amounts owed by the Tocqueville Funds to Custodian shall only be paid out of the assets and property of the particular Fund involved.

                                   ARTICLE XI
                             LIMITATION OF LIABILITY
                             -----------------------

        It is expressly agreed that the obligations of the Tocqueville Funds hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Tocqueville Funds personally, but shall bind only the property of the Tocqueville Funds as provided in the Tocqueville Funds' Declarations of Trust, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Tocqueville Funds, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Tocqueville Funds as provided in the above-mentioned Declarations of Trust.

                                   ARTICLE XII
                                     NOTICES
                                     -------

        Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

        Notice to the Tocqueville Funds shall be sent to:

        The Tocqueville Trust and The Tocqueville Alexis Trust
        40 West 57th Street - 19th Floor
        New York, New York 10019
        Attention: President

        and notice to the Custodian shall be sent to:

        U.S. Bank National Association
        425 Walnut Street, M.L. CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Mutual Fund Custody Services
        Facsimile: (651) 767-9164


or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII.


                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

        13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

        13.2 References to Custodian. The Tocqueville Funds shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for each Fund and such other printed matter as merely identifies Custodian as custodian for each Fund. The Tocqueville Funds shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

        13.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

        13.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

        13.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

        13.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

        13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

        13.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

        13.9 Entire Agreement. This Agreement and any addendums hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

        13.10 Several, Not Joint Obligations. The obligations of each Trust hereunder are several, not joint, and no Trust shall be liable or responsible for the obligations of another Trust under this Agreement.

        13.11 Confidentiality. Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Tocqueville Funds all records and other information relative to the Tocqueville Funds and prior, present, or potential shareholders of the Tocqueville Funds (and clients of said shareholders), including information relating to the Funds' portfolio holdings and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Tocqueville Funds, which approval shall not be unreasonably withheld and may not be withheld where Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Tocqueville Funds. The Custodian may not, and shall ensure that all employees with access to portfolio holdings information do not place any trades based on such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THE TOCQUEVILLE ALEXIS TRUST                  U.S. BANCORP FUND SERVICES, LLC

By: /s/ Colin C. Ferenbach                    By: /s/ Joe D. Redwine
   ---------------------------                    ---------------------------

Title: President                              Title: Senior Vice President
      ------------------------                      -------------------------

THE TOCQUEVILLE TRUST

By: /s/ Robert W. Kleinschmidt
   ---------------------------
Title: President
      ------------------------

                                    EXHIBIT A
                                    ---------

                               AUTHORIZED PERSONS
                               ------------------


        Set forth below are the names and specimen signatures of the persons authorized by The Tocqueville Trust to administer the Fund Custody Accounts.

Authorized Persons                           Specimen Signatures
------------------                           -------------------


President:                                   /s/ Robert W. Kleinschmidt
                                             -----------------------------------


Secretary:                                   /s/ Roger C. Cotta
                                             -----------------------------------


Treasurer:                                   /s/ Roger C. Cotta
                                             -----------------------------------


Vice President:
                                             -----------------------------------


Adviser Employees:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------



Transfer Agent/Fund Accountant Employees:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------

                              ---------------------

                               AUTHORIZED PERSONS
                               ------------------


        Set forth below are the names and specimen signatures of the persons authorized by The Tocqueville Alexis Trust to administer the Fund Custody Accounts.

Authorized Persons                           Specimen Signatures
------------------                           -------------------

President:                                   /s/ Colin C. Ferenbach
                                             -----------------------------------


Secretary:                                   /s/ Roger C. Cotta
                                             -----------------------------------


Treasurer:                                   /s/ Roger C. Cotta
                                             -----------------------------------


Vice President:                              /s/ Robert W. Kleinschmidt
                                             -----------------------------------


Adviser Employees:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------



Transfer Agent/Fund Accountant Employees:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------

                                    EXHIBIT B
                                    ---------



                      USBank Institutional Custody Services
                           Standards of Service Guide



        USBank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, USBank will make every effort to complete all processing on a timely basis.

        USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

        For corporate reorganizations, USBank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

        For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.

        Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.

        Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

               The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.


                                          USBank Security Settlement Standards

Transaction Type                        Instructions Deadlines*                     Delivery Instructions

DTC                                     1:30 P.M. on Settlement Date                DTC Participant #2803
                                                                                    Agent Bank ID 27895
                                                                                    Institutional #________________
                                                                                    For Account #____________

Federal Reserve Book Entry              12:30 P.M. on Settlement Date               Federal Reserve Bank of Cleveland
                                                                                    for Firstar Bank, N.A.  ABA# 042000013
                                                                                    CINTI/1050
                                                                                    For Account #_____________

Federal Reserve Book Entry (Repurchase  1:00 P.M. on Settlement Date                Federal Reserve Bank of Cleveland
Agreement Collateral Only)                                                          for Firstar Bank, N.A.   ABA# 042000013
                                                                                    CINTI/1040
                                                                                    For Account #_____________

PTC Securities                          12:00 P.M. on Settlement Date               PTC For Account BYORK
(GNMA Book Entry)                                                                   Firstar Bank / 117612

Physical Securities                     9:30 A.M. EST on Settlement Date            Bank of New York
                                        (for Deliveries, by 4:00 P.M. on            One Wall Street- 3rd Floor - Window A
                                        Settlement Date minus 1)                    New York, NY  10286
                                                                                    For account of Firstar Bank / Cust
                                                                                    #117612
                                                                                    Attn: Donald Hoover

CEDEL/EURO-CLEAR                        11:00 A..M. on  Settlement Date minus 2     Cedel a/c 55021
                                                                                    FFC: a/c 387000
                                                                                    Firstar Bank /Global Omnibus

                                                                                    Euroclear a/c 97816
                                                                                    FFC:  a/c 387000
                                                                                    Firstar Bank/Global Omnibus


Cash Wire Transfer                      3:00 P.M.                                   Firstar Bank, N.A. Cinti/Trust ABA#
                                                                                    042000013
                                                                                    Credit Account #112950027
                                                                                    Account of Firstar Trust Services
                                                                                    Further Credit to ___________
                                                                                    Account # _______________

* All times listed are Eastern Standard Time.

                            USBank Payment Standards


Security Type                           Income                  Principal

Equities                                Payable Date

Municipal Bonds*                        Payable Date            Payable Date

Corporate Bonds*                        Payable Date            Payable Date

Federal Reserve Bank Book Entry*        Payable Date            Payable Date

PTC GNMA's (P&I)                        Payable Date + 1        Payable Date + 1

CMOs *
     DTC                                Payable Date + 1        Payable Date + 1
     Bankers Trust                      Payable Date + 1        Payable Date + 1

SBA Loan Certificates                   When Received           When Received

Unit Investment Trust Certificates*     Payable Date            Payable Date

Certificates of Deposit*                Payable Date + 1        Payable Date + 1

Limited Partnerships                    When Received           When Received

Foreign Securities                      When Received           When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry    Payable Date            Payable Date
     DTC                                Payable Date + 1        Payable Date + 1
     Bankers Trust                      Payable Date + 1        Payable Date + 1


        NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.



                                      USBank Corporate Reorganization Standards

Type of Action                 Notification to Client                  Deadline for Client Instructions        Transaction
                                                                       to USBank                               Posting


Rights, Warrants,              Later of 10 business days prior to      5 business days prior to expiration     Upon receipt
and Optional Mergers           expiration or receipt of notice

Mandatory Puts with            Later of 10 business days prior to      5 business days prior to expiration     Upon receipt
Option to Retain               expiration or receipt of notice

Class Actions                  10 business days prior to               5 business days prior to expiration     Upon receipt
                               expiration date

Voluntary Tenders,             Later of 10 business days prior to      5 business days prior to expiration     Upon receipt
Exchanges,                     expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,      At posting of funds or securities       None                                    Upon receipt
Liquidations, Bankruptcies,    received
Stock Splits, Mandatory
Exchanges

Full and Partial Calls         Later of 10 business days prior to      None                                    Upon receipt
                               expiration or receipt of notice


      NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.

                                              EXHIBIT C


                                              Fund Names

                                         Each a Separate Series of
                           The Tocqueville Trust or The Tocqueville Alexis Trust

Name of Series                                                        Date Added
--------------                                                        ----------

The Tocqueville Trust
---------------------
The Tocqueville Fund
The Tocqueville Small Cap Value Fund
The Tocqueville Gold Fund
The Tocqueville Genesis Fund

The Tocqueville Alexis Trust
----------------------------
The Tocqueville Alexis Fund

                                    Exhibit D

--------------------------------------------------------------------------------
                            DOMESTIC CUSTODY SERVICES
                               ANNUAL FEE SCHEDULE
                                Tocqueville Funds
     (Effective for a period of three (3) years from date of the Agreement)
--------------------------------------------------------------------------------


Annual  fee  based  upon  market  value of all  Funds in the  Tocqueville  Funds complex:
--------------------------------------------------------------------------------

o  0.01% on first $2 Billion
o  0.005% of assets greater than $2 Billion
   (Subject to $20,000 complex minimum for 5 Funds)

Portfolio Transaction Fees
--------------------------
$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$  7.00 per US Bank repurchase agreement transaction
$ 6.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agmt
$25.00 per  portfolio  transaction  processed  through  our New  York  custodian definitive security (physical)
$  8.00 per principal paydown
$15.00 per option/future contract written, exercised or expired
$50.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$15.00 per Fed Wire
$15.00 per margin variation Fed wire
$  6.00 per short sale
$150.00 per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts - charged to the account at prime interest rate plus 2.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

--------------------------------------------------------------------------------